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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 8, 2002
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                             CELL THERAPEUTICS, INC.
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               (Exact name of registrant as specified in charter)

            Washington              0-28386               91-1533912
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   (State or other jurisdiction   (Commission           (IRS Employer
        of incorporation)         File Number)       Identification No.)

501 Elliott Avenue West, Suite 400, Seattle, WA              98119
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   (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (206) 282-7100
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)

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Item 5. Other Events

On April 8, 2002, Cell Therapeutics, Inc. entered into a loan agreement, and related documents, with Dr. James A. Bianco, its President, Chief Executive Officer, and a member of its board of directors. Pursuant to the loan agreement and related documents, Cell Therapeutics, Inc. extended a loan of $3.5 million to Dr. Bianco. The loan is a full-recourse loan and is secured by a mortgage on certain property owned by Dr. Bianco, as well as 255,381 shares of Cell Therapeutics, Inc. common stock owned by Dr. Bianco. The loan bears interest at the six-month LIBOR rate plus 2.25%, adjusted semi-annually (4.55% at April 8, 2002). Interest is due on October 8th and April 8th of each year that the loan is outstanding and principal is due April 8, 2004.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits

        10.1 Loan Agreement, dated April 8, 2002, by and between Cell Therapeutics, Inc. and James A. Bianco.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CELL THERAPEUTICS, INC.

Date: April 12, 2002                     /LOUIS A. BIANCO/
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                                        Name: Louis A. Bianco
                                        Title: Executive Vice President,
                                               Finance and Administration

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                                  EXHIBIT INDEX

Exhibit   Description

10.1 Loan Agreement, dated April 8, 2002, by and between Cell Therapeutics, Inc. and James A. Bianco.

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